Exhibit 99.6

CONSENT OF CITIGROUP GLOBAL MARKETS INC.

We hereby consent to the use of our name and to the inclusion of our opinion letter, dated August 6, 2013, as Annex L to, and the reference thereto under the captions “SUMMARY TERM SHEET – Opinion of Apple Nine’s Financial Adviser,” “THE MERGERS – Background of the Mergers,” “THE MERGERS – Apple Nine’s Reasons for the Mergers,” “THE MERGERS -- Opinion of Apple Nine’s Financial Adviser,” and “THE MERGERS – Projected Financial Information of Apple Seven, Apple Eight, Apple Nine and the Combined Company” in the Proxy Statement/Prospectus of Apple REIT Nine, Inc., which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 (File Number ______) of Apple REIT Nine, Inc.  By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ CITIGROUP GLOBAL MARKETS INC.

CITIGROUP GLOBAL MARKETS INC.

September 10, 2013